Exhibit 10.3
FIRST AMENDMENT
TO THE
FIFTH THIRD BANCORP 401(K) SAVINGS PLAN
(January 1, 2020 Restatement)
WHEREAS, Fifth Third Bancorp (“Fifth Third”) sponsors and maintains the Fifth Third Bancorp 401(k) Savings Plan, as amended and restated effective January 1, 2020 (“Plan”);
WHEREAS, Fifth Third desires to amend the Plan in accordance with the IRS’s request in connection with the Plan’s determination letter application;
WHEREAS, pursuant to Plan Section 12.1(a), Fifth Third reserved the right to amend the Plan at any time; and
WHEREAS, pursuant to Plan section 12.1(b), Fifth Third delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plan Committee and its Chairperson to amend the Plan.
NOW, THEREFORE, the Plan is hereby amended effective January 1, 2020 in the following respects:
1.    The penultimate sentence of Section 4.1(a)(2) is amended in its entirety to read as follows:
“Catch-Up Eligible Participant” means a Participant who is age 50 or older by the end of their taxable year.
2:    The penultimate sentence of Section 4.1.(a)(3) is amended in its entirety to read as follows:
In any withdrawal, distribution (including corrective distribution), plan loans or other relevant circumstances, where a Participants has multiple Sub-Accounts, the Administrator shall determine the order of distribution in a manner that is non-discriminatory and uniform with respect to all Participants.
IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 25th day of January, 2021.

FIFTH THIRD BANCORP

By:/s/ Peg Jula____________________
Chairperson for the Fifth Third Bank
Pension 401(k) and Medical Plan
Committee

4927-4296-8861.1